AS  FILED  WITH  THE  SECURITIES  AND  EXCHANGE  COMMISSION  ON MARCH 16, 2000
                        REGISTRATION  NO.  333-__________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                              --------------------

                                   NETTAXI.COM
             (Exact Name of Registrant as Specified in Its Charter)

           NEVADA                              7370                82-0486102
(State  or Other Jurisdiction of        (Primary Standard       (I.R.S. Employer
Incorporation  or  Organization)    Industrial  Classification
    Identification  Number)                    Code)

                                1696 DELL AVENUE
                           CAMPBELL, CALIFORNIA 95008
                                 (408) 879-9880
               (Address, Including Zip Code, and Telephone Number,
             Including Area Code, of Registrant's Executive Offices)

                             1998 Stock Option Plan
                             1999 Stock Option Plan
                            (Full Title of the Plan)

                             ROBERT A. ROSITANO, JR.
                                  DEAN ROSITANO
                                   NETTAXI.COM
                                1696 DELL AVENUE
                           CAMPBELL, CALIFORNIA 95008
                                 (408) 879-9880
            (Name, Address, Including Zip Code, and Telephone Number,
                 Including Area Code, of Co-Agents for Service)
                             -----------------------
                                    COPY TO:
                             JAMES C. CHAPMAN, ESQ.
                            SILICON VALLEY LAW GROUP
                        152 NORTH THIRD STREET, SUITE 900
                           SAN JOSE, CALIFORNIA 95112
                                 (408) 286-6100

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
                                       PROPOSED
     PROPOSED                          MAXIMUM
     MAXIMUM                           AGGREGATE         AMOUNT OF
TITLE OF SECURITIES  AMOUNT TO BE      OFFERING PRICE    OFFERING   REGISTRATION
TO  BE  REGISTERED   REGISTERED        PER UNIT (1)      PRICE      FEE
--------------------------------------------------------------------------------

COMMON  STOCK,
$.001 PAR VALUE      3,000,000 SHARES  $         6.84  $20,520,000  $   5,417.28
COMMON  STOCK,
$.001 PAR VALUE      3,300,000 SHARES  $         6.84  $22,572,000  $   5,959.01

TOTAL                6,300,000 SHARES  $         6.84  $43,092,000  $  11,376.29
--------------------------------------------------------------------------------

(1)  Estimated   solely  for  the  purpose  of  computing   the  amount  of  the
     registration fee pursuant to Rule 457(h).

                              --------------------
                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     The documents containing the information specified in this Part I are being separately provided to the Registrant's employees, officers, directors and consultants as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM  3.  INCORPORATION  OF  DOCUMENTS  BY  REFERENCE.

     The following documents filed by the Registrant with the Securities and Exchange Commission are hereby incorporated by reference in this registration statement:

(a)  The  Registrant's   registration statement on form S-1  dated  February 10,
     2000, filed with the Securities and Exchange Commission as of February 10, 2000 pursuant to Rule 429 of the Securities Act of 1933, as amended.

(b)  The   description  of  Common  Stock   contained  in  the  section  of  the
     above-referenced registration statement entitled "Description of Capital Stock".

      In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM  4.     DESCRIPTION  OF  SECURITIES

     Not  applicable.

ITEM  5.     INTERESTS  OF  NAMED  EXPERTS  AND  COUNSEL

     Not  applicable.

ITEM  6.     INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS.

     The Registrant's Articles of Incorporation provide for indemnification of the officers and directors of the Registrant to the full extent permitted by law. The Nevada Private Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party, by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to:

- any action or suit by or in the right of the corporation against expenses, including amounts paid in settlement and attorneys' fees, actually and reasonably incurred, in connection with the defense or settlement believed to be in, or not opposed to, the best interests of the corporation, except that indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction to be liable to the corporation or for amounts paid in settlement to the corporation; and

- any other action or suit or proceeding against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred, if he or she acted in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, reasonable cause to believe his or her conduct was unlawful.

To the extent that a director, officer, employee or agent has been "successful on the merits or otherwise" the corporation must indemnify such person. The articles of incorporation or bylaws may provide that the expenses of officers and directors incurred in defending any such action must be paid as incurred and in advance of the final disposition of such action. The Nevada Private Corporation Law also permits the corporation to purchase and maintain insurance on behalf of the corporation's directors and officers against any liability arising out of their status as such, whether or not the corporation would have the power to indemnify him against such liability. These provisions may be sufficiently broad to indemnify such persons for liabilities arising under the Securities Act.

     The Company intends to enter into indemnification agreements with its directors and officers. These agreements provide, in general, that the Company will indemnify such directors and officers for, and hold them harmless from and against, any and all amounts paid in settlement or incurred by, or assessed against, such directors and officers arising out of or in connection with the service of such directors and officers as a director or officer of the Company or its affiliates to the fullest extent permitted by Nevada law.

     The Company maintains liability insurance for its directors and officers covering, subject to exceptions, any actual or alleged negligent act, error, omission, misstatement, misleading statement, neglect or breach of duty by such directors or officers, individually or collectively, in the discharge of their duties in their capacity as directors or officers of the Company.

ITEM  7.     EXEMPTION  FROM  REGISTRATION  CLAIMED.

     Not  applicable.

ITEM  8.     EXHIBITS.


     The  following Exhibits are filed as a part of this registration statement:

Exhibit
Number   Description  of  Exhibit
-------  ------------------------

*10.17   1998  Stock  Option  Plan  of  the  Registrant.

*10.18 Form of Stock Option Agreement under the 1998 Stock Option Plan of the Registrant.

4.4      1999  Stock  Option  Plan  of  the  Registrant.

4.5 Form of Stock Option Agreement under the 1999 Stock Option Plan of the Registrant.

5.1      Opinion  of  Silicon  Valley  Law  Group.

23.1     Consent of Silicon Valley Law Group (included in Exhibit 5.1)

23.2     Consent  of  BDO  Seidman, LLP

24.1     Power  of  Attorney  (see  page  II-5).

* Incorporated by reference to the exhibits filed with the Registrant's Registration Statement on Form S-1 (File No. 333-78129) which was declared effective on August 13, 1999.

ITEM  9.     UNDERTAKINGS

     (a)     The  undersigned  Registrant  hereby  undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section
15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Campbell, State of California, on March 16, 2000.

                                     NETTAXI.COM

                                     By:  /s/  ROBERT  A.  ROSITANO,  Jr.
                                          -------------------------------
                                          Robert  A.  Rositano,  Jr.
                                          Chief  Executive  Officer

                                POWER OF ATTORNEY

     Each director and/or officer of the Registrant whose signature appears below hereby appoints Robert A. Rositano and Glenn Goelz, and each of them severally, as his attorney-in-fact, to sign in his name and behalf, in any and all capacities stated below, and to file with the Commission any and all amendments, including post-effective amendments, to this registration statement, and the Registrant hereby also appoints each such person as its attorney-in-fact with like authority to sign and file any such amendments in its name and behalf.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                    TITLE                            DATE
---------                    -----                            ----

/s/ ROBERT A. ROSITANO, JR   Chief Executive Officer,         March 16, 2000
---------------------------
    Robert A. Rositano, Jr.  Secretary and Director
                             (principal  executive  officer)

/s/  DEAN ROSITANO           President and Director           March 16, 2000
---------------------------
    Dean  Rositano.

/s/  GLENN GOELZ             Vice President and Chief         March 16, 2000
---------------------------
     Glenn Goelz             Financial Officer (principal
                             accounting officer)

/s/  ANDREW GARRONI          Director                         March 16, 2000
---------------------------
    Andrew Garroni

/s/  RONALD GOLDIE           Director                         March 16, 2000
-----------------------------
    Ronald Goldie

                                  EXHIBIT INDEX


Exhibit
Number   Description  of  Exhibit
-------  ------------------------

*10.17   1998  Stock  Option  Plan  of  the  Registrant.

*10.18 Form of Stock Option Agreement under the 1998 Stock Option Plan of the Registrant.

4.4      1999  Stock  Option  Plan  of  the  Registrant.

4.5 Form of Stock Option Agreement under the 1999 Stock Option Plan of the Registrant.

5.1      Opinion  of  Silicon  Valley  Law  Group.

23.1     Consent of Silicon Valley Law Group (included in Exhibit 5.1)

23.2     Consent  of  BDO  Seidman, LLP.

24.1     Power  of  Attorney  (see  page  II-5).

* Incorporated by reference to the exhibits filed with the Registrant's Registration Statement on Form S-1 (File No. 333-78129) which was declared effective on August 13, 1999.